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                                                   AMENDMENT TO CREDIT AGREEMENT


                         SECOND AMENDMENT TO CREDIT AGREEMENT


    THIS SECOND AMENDMENT is entered into as of March 27, 1996 by and between MADE2MANAGE SYSTEMS, INC. f/k/a TekSyn, Inc. (the "Borrower") and NBD Bank, N.A. (the "Bank").

                                     WITNESSETH:

    WHEREAS, Borrower and Bank have entered into a certain Credit Agreement dated as of June 9, 1995 as amended by First Amendment dated as of September 27, 1995, as amended (the "Agreement"); and

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Section 1.3 is added to the Agreement as follows:

    1.3 FACILITY C (AUTHORIZATION CONVERTING TO A TERM LOAN). The Bank has approved a credit facility to the Borrower in the principal sum not to exceed $510,000.00 in the aggregate at any one time outstanding ("Facility C"). Facility C shall be in the form of advances evidenced by the Borrower's Business Credit Note. The proceeds of Facility C shall be used to finance Borrower's acquisition of equipment.
         Interest on each loan shall accrue at a rate to be agreed upon by the Bank and the Borrower at the time the loan is made. Notwithstanding the aggregate amount of Facility C stated above, the original principal amount of each advance shall not exceed 75.0% of the cost of the equipment purchased with Facility C proceeds. Availability of advances under Facility C shall expire on December 31, 1996 unless earlier withdrawn, whereupon the outstanding balance of Facility C shall convert to an amortizing three (3) year term loan.

2. Upon execution of this agreement, the Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: A closing fee of $1,250.00.

3.  Section 8.1(B) of the Agreement is replaced in its entirety as follows:

    B. "Cash Flow Coverage Ratio" shall mean, earnings before interest and taxes plus depreciation/amortization less taxes less dividends less unfunded capital expenditures plus extraordinary losses less extraordinary gains divided by interest plus scheduled principal payments.
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4.  Sections 8.3 (A) and (B) of the Agreement are replaced in their entirety as follows:

    Borrower will not . . .

    A. TANGIBLE NET WORTH. Permit its Tangible Net Worth plus Subordinated Debt to be less than $600,000.00.

    B. LEVERAGE RATIO. Permit the ratio of its total liabilities less Subordinated Debt to its Tangible Net Worth plus Subordinated Debt to exceed 3.50 to 1.00 after March 31, 1996, and to exceed 3.00 to 1.00 from and after July 31, 1996.

5.  Section 8.3(H) is added to the Agreement as follows:

    Borrower will not . . .

    H. WORKING CAPITAL. Permit its working capital plus 15% of net fixed assets less long term debt less long term portion of capital leases to be less than $0.00.

6. Except as modified herein, the Agreement, as heretofore amended, shall remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, the parties have caused this Second Amendment to be entered into and effective as of the date first hereinabove written.

                                       MADE2MANAGE SYSTEMS, INC.



                                       By: /s/ David B. Wortman
                                          -------------------------------------

                                       David B. Wortman         President & CEO
                                       ----------------------------------------
                                       Printed Name                       Title


                                       NBD BANK, N.A.


                                       By: /s/ Edward R. Salm
                                          -------------------------------------

                                       Edward R. Salm                        VP
                                       ----------------------------------------
                                       Printed Name                       Title